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                                   EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-87874) pertaining to the Delaware County Bank and Trust Company Employee 401(k) Retirement Plan (the Plan), of our report dated June 25, 2004, with respect to the financial statements of the Plan as of December 31, 2003 and 2002 included in the Plan's Annual Report on the Form 11-K for the years ended December 31, 2003, and 2002, filed with the Securities and Exchange Commission.

/s/ Grant Thornton LLP

Cincinnati, Ohio
June 28, 2004


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